EXHIBIT 10.18

FOURTH AMENDMENT TO CREDIT AGREEMENT

       This Fourth Amendment (the “Fourth Amendment”) dated as of February 20, 2002 amends that certain $120,000,000 Multi-Currency Revolving Credit Agreement dated as of January 9, 1998 among American Management Systems, Incorporated (as a Borrower and the Guarantor), various other Borrowers, the Lenders named therein and Bank of America, N.A., formerly NationsBank, N.A., as Administrative Agent, and Wachovia Bank, N.A., as Documentation Agent, as amended by a certain First Amendment to Credit Agreement dated as of March 16, 1998, a certain Second Amendment to Credit Agreement dated as of March 21, 2001, and a certain Third Amendment to Credit Agreement dated as of September 28, 2001, and as further modified by a certain Waiver and Agreement dated as of July 25, 2001 (such Credit Agreement, as amended or modified by such amendments and such waiver and agreement, being referred to as the “Agreement”).

       WHEREAS, the Borrowers and the Guarantor have requested that the Lenders amend certain provisions of the Agreement, and the Lenders are willing to amend the Agreement as herein provided;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Borrowers, the Guarantor and the Lenders agree as follows:

       1.     Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

       2.     EBILTDA. The definition of “EBILTDA” in Section 1.1 of the Agreement shall be amended, as of December 30, 2001, by adding the following sentences at the end of such definition:

“In addition, for the purposes of Section 5.2(b) hereof only, the amount of EBILTDA computed with respect to any four-fiscal-quarter period that includes the fiscal quarter ended December 31, 2001, shall be increased by adding back to the amount otherwise calculated in accordance with the definition of EBILTDA the amount, not to exceed $25,500,000, recorded as non-cash charges to income for the fiscal quarter ended December 31, 2001.

“Without limiting the generality of the preceding sentence, the parties acknowledge that the adjustments to EBILTDA set forth in such sentence shall not apply in determining the ratio of EBILTDA to Interest and Lease Charges for purposes of the definition of ‘Applicable Rate.’ ”

       3.     EBITDA. The definition of “EBITDA” in Section 1.1 of the Agreement shall be amended, as of December 30, 2001, by adding the following sentences at the end of such definition:

“For the purposes of Section 5.2(a) hereof only, the amount of EBITDA computed with respect to any four-fiscal-quarter period that includes the fiscal quarter ended December 31, 2001, shall be increased by adding back to the amount otherwise calculated in accordance with the definition of EBITDA the amount, not to exceed $25,500,000, recorded as non-cash charges to income for the fiscal quarter ended December 31, 2001.

       4.     Conditions Precedent. The effectiveness of this Fourth Amendment shall be subject to fulfillment of the following conditions:

(a) The Administrative Agent shall have received an original of this Fourth Amendment executed by AMS (as Borrower and as Guarantor), each of the other Borrowers and the Required Lenders; and

(b) AMS shall have paid to the Administrative Agent and each Lender all amounts required to be paid to such Persons pursuant to the fee letter dated February 20, 2002 between Bank of America, N.A. and AMS.

       5.     Acknowledgement of Guarantor. The Guarantor affirms its obligations under the Guaranty and consents to this Fourth Amendment.

       6.     Representations and Warranties. Each Borrower represents and warrants to the Agents and each Lender as follows:

              6.1     Existence. Each of the Borrower and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the Laws of the nation in which it is organized and any political subdivision thereof, and is duly qualified to do business and in good standing in each other nation and any political subdivision thereof where the nature or extent of its business activities requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Materially Adverse Effect.

              6.2     Power and Authority. Each of the Borrower and its Subsidiaries has all requisite power and authority to own or lease its properties, conduct its business as now conducted and to execute and deliver the Fourth Amendment and to perform the Agreement as amended hereby.

              6.3     Authorization and Enforceability. The execution, delivery and performance of the Fourth Amendment have been duly authorized by all necessary corporate or partnership action of each of the Borrower and its Subsidiaries and require no consent of any Person which has not been obtained, and the Fourth Amendment constitutes, and the Agreement as amended hereby constitutes, valid and binding obligations of each of the Borrower and its Subsidiaries party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

              6.4     No Violation. The execution, delivery and performance of the Fourth Amendment does not and will not violate any Borrower’s or any of its Subsidiaries’ charter, bylaws, partnership agreement or other organizational documents, any Laws applicable to such Borrower or any of its Subsidiaries or any agreement to which such Borrower or any of its Subsidiaries is a party or by which such Borrower or any of its Subsidiaries is bound, except for violations of Laws or agreements which could not reasonably be expected to have a Materially Adverse Effect.

              6.5     No Default. As of the date of this Fourth Amendment, no Default Condition or Event of Default has occurred and is continuing under the Agreement which has not been waived.

       7.     Cost and Expenses. AMS shall pay all reasonable out-of-pocket costs, fees and expenses of the Administrative Agent incident to this Fourth Amendment, including the reasonable fees, out-of-pocket expenses and other disbursements of Smith Helms Mulliss & Moore, L.L.P., counsel for the Administrative Agent, in connection with this Fourth Amendment.

       8.     Reaffirmation. Except as otherwise expressly amended by this Fourth Amendment, the Agreement is and shall continue to be in full force and effect in accordance with its terms. The parties hereto further agree that each reference in any Loan Document to the “Agreement” or the “Loan Agreement” shall be deemed to refer to the Agreement as amended by this Fourth Amendment and as it may be amended, modified, supplemented, restated, renewed or extended from time to time hereafter.

       9.     Miscellaneous.

              9.1     Governing Law. This Fourth Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

              9.2     No Novation. The transactions described herein do not constitute, and should not be construed to be, a novation of any indebtedness outstanding under the Agreement.

              9.3     Successors and Assigns. This Fourth Amendment shall be binding upon, inure to the benefit of and be enforceable by the Borrowers, the Guarantor, the Agents, the Lenders and their respective successors and permitted assigns.

              9.4     Invalidity. If any provision of this Fourth Amendment shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

              9.5     Counterparts. This Fourth Amendment may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

              IN WITNESS WHEREOF, each Borrower, the Guarantor and the Lenders parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED, as Borrower and Guarantor

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMS MANAGEMENT SYSTEMS DEUTSCHLAND GmbH, as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMS MANAGEMENT SYSTEMS EUROPE S.A./N.V., as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMS MANAGEMENT SYSTEMS U.K. Ltd., as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMS MANAGEMENT SYSTEMS CANADA INC., as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMSY MANAGEMENT SYSTEMS NETHERLANDS, B.V., as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

NORDIC BUSINESS MANAGEMENT SYSTEMS AB, as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMS MANAGEMENT SYSTEMS AUSTRALIA PTY. LIMITED, as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMS MANAGEMENT SYSTEMS (SWITZERLAND) AG, as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMS MANAGEMENT SYSTEMS ITALIA S.p.A., as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMS MANAGEMENT SYSTEMS FRANCE S.A., as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMS MANAGEMENT SYSTEMS POLAND Sp. Z O.O., as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMERICAN MANAGEMENT SYSTEMS PORTUGAL-CONSULTORIA E DESENVOLVIMENTO DE SOFTWARE, SOCIEDADE UNIPESSOAL IDA, as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

AMS MANAGEMENT SYSTEMS ESPAÑA, S.A., as Borrower

By: /s/Frank A. Nicolai Name: Frank A. Nicolai Title: Director

COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF __________________

       The foregoing instrument was acknowledged before me in my jurisdiction aforesaid this ____ day of __________, _______ by __________________, who is ____________ of AMS Management Systems Espana, S.A., for and on behalf of the corporation.

____________________________ Notary Public

My commission expires: _________________________

BANK OF AMERICA, N.A., as Administrative Agent and Lender

By: /s/Robert Martriello Name: Robert Martriello Title: Principal

WACHOVIA BANK, N.A., as Documentation Agent and Lender

By: /s/Elizabeth Witherspoon Name: Elizabeth Witherspoon Title: Vice President

BANK OF TOKYO – MITSUBISHI TRUST COMPANY, as Lender

By: /s/Pamela Donnelly Name: Pamela Donnelly Title: Vice President

COMERICA BANK, as Lender

By: /s/Jeffrey M. Laffrehy Name: Jeffrey M. Laffrehy Title: Account Officer

KBC BANK N.V., as Lender

By: /s/Robert Snauffer Name: Robert Snauffer Title: First Vice President

By: /s/Eric Raskin Name: Eric Raskin Title: Vice President